UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 21, 2013

(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

91 Cabot Court, Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 14, 2013, Hauppauge Digital Inc. (the “Company”) received a letter (the “November Letter”) from NASDAQ stating that the NASDAQ Hearings Panel (the “Panel”) has determined to delist the shares of the Company from The NASDAQ Capital Markets, effective at the open of business on Monday, November 18, 2013, and that the Company may request that the NASDAQ Listing and Hearing Review Council review the Panel’s decision by written request for review, with such request to be received within 15 days from the date of the November Letter. The Company has determined not to request a review of the Panel’s decision.

The Company’s common stock is now trading on the OTCQB Market under the same name and trading symbol “HAUP”.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of stockholders was held on November 15, 2013. There were six items were submitted to a vote of the stockholders as described in detail in the Company’s Proxy Statement dated October 15, 2013. The following briefly describes the items submitted to a vote at the Annual Meeting and the results of the stockholders' vote.

(1)	The stockholders elected four directors to the Board of Directors of the Company. The vote regarding this item was as follows:

Director Nominee	Votes For	Votes Withheld
Kenneth Plotkin	4,841,499	201,263
Bernard Herman	4,849,723	193,039
Seymour G. Siegel	4,855,523	187,239
Adam M. Zeitsiff	4,845,933	196,829

There were 3,363,503 broker non-votes with respect to the election of directors.

(2)	The stockholders approved and authorized the Board of Directors to effect a reverse stock split. The vote regarding this item was: 7,306,139 votes for, 1,090,485 votes against, and 9,639 votes abstaining.

There were no broker non-votes with respect to the approval to authorize the Board of Directors to effect a reverse stock split.

(3)	The proposal to amend the Company’s Certificate of Incorporation to authorize a class of preferred stock was not authorized and approved by the stockholders. The vote regarding this item was: 3,323,463 votes for, 1,703,943 votes against, and 15,355 votes abstaining. However this proposal required the authorization and approval of a majority of all of the issued and outstanding shares of the Company entitled to vote on this proposal. The Company had 10,122,344 shares of common stock issued and outstanding and entitled to vote on this proposal on September 24, 2013, the record date of the meeting and less than a majority of the shares voted on favor of the proposal.

There were 3,363,504 broker non-votes with respect to the approval to authorize the Company to amend its Certificate of Incorporation to authorize a class of preferred stock.

(4)	The stockholders approved, on an advisory (non-binding) basis, the following resolution regarding the compensation of the Company’s named executive officers:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the section of this proxy statement entitled “Compensation Discussion and Analysis” as well as, the compensation tables and narrative discussion, is hereby APPROVED.”

The vote regarding this item was: 4,708,306 votes for, 302,391 votes against, and 31,865 votes abstaining.

There were 3,363,503 broker non-votes with respect to the approval, on an advisory (non-binding) basis, the resolution regarding the compensation of the Company’s named executive officers.

(5)	The stockholders approved, on an advisory (non-binding) basis, the frequency at which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration at every year. The vote regarding this item was 4,774,412 votes for every year, 43,811 for every two years, 63,347 votes for every three years, and 160,992 votes abstaining.

There were 3,363,503 broker non-votes with respect to the approval, on an advisory (non-binding) basis, the frequency at which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration.

(6)	The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The vote regarding this item was 7,970,042 votes for, 393,108 votes against, and 43,115 votes abstaining.

There were no broker non-votes with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: November 21, 2013	By: S/B Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer